UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2005

Mercury Interactive Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043

(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code)

(650) 603-5200

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 241.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the waiver by note holders of Mercury Interactive Corporation (“Mercury”) of certain covenants under the Indenture dated as of July 3, 2000 relating to Mercury’s $300,000,000 aggregate principal amount of 4.75% Convertible Subordinated Notes due 2007 (the “4.75% Indenture”) and in connection with the waiver by note holders of Mercury of certain covenants under the Indenture dated as of April 23, 2003 relating to Mercury’s $500,000,000 aggregate principal amount of Zero Coupon Senior Convertible Notes due 2008 (the “Zero Coupon Indenture”), Mercury has entered into amendments to the indentures with U.S. Bank National Association, as trustee. Copies of the First Supplemental Indenture dated as of October 26, 2005 to the 4.75% Indenture and the First Supplemental Indenture dated as of October 26, 2005 to the Zero Coupon Indenture are attached hereto as Exhibits 10.45 and 10.46, respectively.

Item 3.03 Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 1.01 of this report is incorporated by reference in this Item 3.03. The furnishing of information in this Item 3.03 is not intended to, and does not, constitute a determination or admission by Mercury as to the materiality of the modifications described herein.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed herewith:

10.45 First Supplemental Indenture between Mercury and U.S. Bank National Association dated as of October 26, 2005 related to Mercury’s 4.75% Convertible Subordinated Notes due 2007

10.46 First Supplemental Indenture between Mercury and U.S. Bank National Association dated as of October 26, 2005 related to Mercury’s Zero Coupon Senior Convertible Notes due 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2005	MERCURY INTERACTIVE CORPORATION

	By:	/s/ Anthony Zingale
	Name:	Anthony Zingale
	Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
The following exhibits are filed herewith:

10.45	First Supplemental Indenture between Mercury and U.S. Bank National Association dated as of October 26, 2005 related to Mercury’s 4.75% Convertible Subordinated Notes due 2007

10.46	First Supplemental Indenture between Mercury and U.S. Bank National Association dated as of October 26, 2005 related to Mercury’s Zero Coupon Senior Convertible Notes due 2008